EXHIBIT 10.11

                                  SUBSUBLEASE

         This subsublease is made as of the 4th day of December, 1998, by and between TIGER DIRECT, INC., a Delaware corporation, whose address is 8700 West Flagler, 4th floor, Miami, Florida (the "Subsublessor") and Omega Research, Inc., whose address is 8700 West Flagler Street, Suite 250, Miami, Florida (the "Subsublessee").

                                  WITNESSETH:

         WHEREAS, pursuant to a Sublease dated January 31, 1996 and Amendment To Sublease dated December 15, 1997, a copy of which is attached hereto as Exhibit A (the "Prime Sublease"), Coastal Fuels Marketing, Inc., a Florida Corporation ("Sublessor") subleased to Subsublessee certain premises (the "Prime Sublease Premises") situated in the 8700 West Flagler Building (the "Office Building") located at 8700 West Flagler, Miami, Florida; and

         WHEREAS, Subsublessor desires to subsublet to Subsublessee and Subsublessee desires to subsublease from Subsublessor a portion of the Prime Sublease Premises demised to Subsublessor in and by the Prime Sublease;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

         1. DEFINITIONS. Capitalized terms used herein shall have the meanings assigned thereto in the Prime Sublease unless otherwise defined herein or unless the context otherwise requires.

         2. SUBSUBLEASED PREMISES

         (a) Subsublessor hereby subsubleases to Subsublessee and Subsublessee hereby hires and takes from Subsublessor that portion of the Prime Sublease Premises containing approximately Two Thousand Two Hundred (2,200) rentable square feet on the Third (3rd) Floor of the Office Building ("Third Floor") and the entire Fourth (4th) Floor of the Office Building containing approximately Thirty-two Thousand Three Hundred Eight (32,308) rentable square feet ("Fourth Floor"), as described on Exhibit B-1 and B-2 attached hereto (the "Subsubleased Premises").

         (b) Subsublessee shall accept the Subsubleased Premises in their "AS-IS" condition. Such "AS-IS" condition shall not include, unless purchased by Subsublessee under a separate agreement, the UPS Battery system (located on the Fourth Floor and owned by TigerDirect) and wooden and glass bookshelves in the executive area of the Subsubleased Premises. Subsublessor shall remove these items prior to occupancy of Subsublessee.

         3. TERM

         (a) The term of this Subsublease for the Third Floor shall commence on December 7, 1998 (the "Initial Term Commencement Date"), and subject to the terms and conditions hereof, terminate thirty (30) days following the Term Commencement Date.

         (b) The term of this Subsublease for the Fourth Floor shall commence on July 1, 1999 or, if Subsublessor is unable to move to its new premises by that date, August 1, 1999 (the "Term Commencement Date"), and, subject to the terms and conditions hereof, terminate on April 30, 2000.

         (c) Subsublessor and Subsublessee understand and acknowledge that the Term Commencement Date above is subject to delivery of Subsublessor's new premises located at 7797 West Flagler Street and Subsublessor and Subsublessee agree that Subsublessor shall in no event have any liability whatsoever to Subsublessee for any delay of the Term Commencement Date. In the event Subsublessor cannot deliver the Fourth Floor by August 1, 1999, then, as and for Subsublessee's sole and exclusive remedy, Subsublessee shall be granted a Rent credit in the amount of twice the amount of Rent (computed on a daily prorated basis) otherwise due for each day thereafter until

Subsublessor tenders possession in accordance with the terms and conditions of the Subsublease and Subsublessor shall continue to fulfill its rent and all other obligations under the Prime Sublease until delivery of the Fourth Floor to Subsublessee.

         4. RENT.

         (a) The rental rate for the portion of the Third Floor of the Subsubleased Premises shall be One thousand Seven Hundred Forty One and 67/100 Dollars ($1,741.67) per month (Nine and 50/100 Dollars ($9.50) per rentable square foot per year), plus applicable sales tax. Subsublessee shall pay rent to Subsublessor in advance, without demand, set off or deduction, on the Initial Term Commencement Date and thereafter on the first day of each and every calendar month during the term hereof, at such place as Subsublessor may from time to time in writing designate. If applicable, rent for any period of occupancy during the term which is less than one (1) month shall be a pro rata portion of the monthly installment.

         (b) The rental rate for the entire Fourth Floor of the Subsubleased Premises shall be Twenty-five Thousand Five Hundred Seventy-seven and 17/100 Dollars ($25,577.17) per month (Nine and 50/100 Dollars ($9.50) per rentable square foot per year), plus applicable sales tax. Subsublessee shall pay rent to Subsublessor in advance, without demand, set off or deduction, on the Term Commencement Date and thereafter on the first day of each and every calendar month during the term hereof, at such place as Subsublessor may from time to time in writing designate. If applicable, rent for any period of occupancy during the term which is less than one (1) month shall be a pro rata portion of the monthly installment.

         (c) PLACE FOR PAYMENT. Unless directed otherwise by Subsublessor, rent shall be sent by United States mail, postage prepaid, to Subsublessor at the following address:

                            Attn: Gilbert Fiorentino
                               Tiger Direct, Inc.
                                8700 Flagler St.
                                  Fourth Floor
                                Miami, FL 33174

         or may be paid directly to Sublessor as acknowledged in the attached consent of Sublessor.

         (d) INTEREST. If any sum due hereunder is not received by Subsublessor within five (5) days of its due date and written notice of nonpayment, Subsublessee shall pay Subsublessor interest on any such outstanding amount at the lesser of the rate of fifteen percent (15%) per annum or the highest rate permitted by applicable law, from the date on which such amount is due until such amount is received by Subsublessor.

         (e) Subsublessor will arrange for the furnishing of electricity to the Subsubleased Premises, at no additional charge to Subsublessee, twenty-four hours per day, seven days per week, save and except that if Subsublessee shall request chilled water or cooling energy to the Subsubleased Premises during hours when air conditioning is not other wise furnished by the Overlandlord under the Overlease (as such terms are hereinafter defined in the Consent of Overlandlord attached hereto), Subsublessee shall be responsible for the payment to Over landlord of Overlandlord's customary charges therefor, as the same may be in effect from time to time. At all times however, Subsublessee may elect, at its sole option, to obtain directly from the applicable utilities company, after hours air conditioning (by utilizing the separately metered after hours air conditioning units unless contained in and servicing the Subsubleased Premises). In such event, all electricity charges applicable to Subsublessee's use of the separately metered after-hours air conditioning units shall be paid by Subsublessee directly to the applicable utilities company.

         5. PROVISIONS OF PRIME SUBLEASE.

         (a) The provisions of the Prime Sublease are incorporated herein and made a part of this Subsublease by reference with the same force and effect as though set forth herein in full. With the exception of the modifications set forth in this Subsublease, this Subsublease is subject and subordinate to the terms, covenants and provisions of the Prime Sublease. Subsublessee covenants that it will (i) at its own cost and expense, promptly perform and observe the duties and obligations of Subsublessor under the Prime Sublease with respect to the Subsubleased Premises as fully as if it were the Subsublessor, (ii) comply with all restrictions and requirements of the Prime Sublease applicable to Subsublessor thereunder, and (iii) will not do, cause or omit to do any act or thing whereby an event of default shall occur under the Prime Sublease, or which would, after notice or lapse of time, constitute an event of default under the Prime Sublease.

         (b) Notwithstanding any other provision hereof, the termination or expiration of the Prime Sublease for any reason shall automatically result in the termination of this Subsublease one day prior to such expiration or termination of the Prime Sublease, and all obligations of Subsublessor and Subsublessee hereunder shall cease as of the day preceding such expiration or termination of the Prime Sublease. Subsublessor shall in no event be liable to Subsublessee for any loss or damage occasioned by, or resulting from, the expiration or termination of the Prime Sublease or this Subsublease.

         6. USE AND OCCUPANCY. The Subsubleased Premises shall be used and occupied for general office use for software company performing all functions necessary to the development, marketing, sale, support and distribution of computer software programs and for no other purpose other than general office use, unless the prior written consent of Sublessor and 8700 Flagler, LTD. ("Overlandlord) is obtained. Sublessor, Overlandlord and Subsublessor make no warrants or representations, express or implied, that Subsublessee's use is in conformity with applicable laws, ordinances, rules and regulations.

         7. INSURANCE AND INDEMNIFICATION OF SUBSUBLESSOR.

         (a) Subsublessee will indemnify and save harmless Subsublessor and Sublessor from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Subsublessor or Sublessor by reason of any act or omission of the Subsublessee occurring during the term of this Subsublease, except to the extent caused by Subsublessor's or Sublessor's negligence. Subsublessee shall maintain with respect to the Subsubleased Premises all insurance required of the Subsublessor to be maintained with respect to the Prime Sublease Premises under the Prime Sublease.

         (b) Subsublessor hereby indemnifies and holds harmless Subsublessee and its officers, employees, shareholders, directors, agents, and each of their respective successors and assigns, from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees and disbursements, which may be imposed upon or incurred by or against any of them by reason of any act or omission of the Subsublessor or its officers, employees, shareholders, directors, agents or invitees, and each of their respective successors and assigns, occurring at any time prior to or during the term of this Subsublease, except to the extent caused by Subsublessee's negligence.

         8. NO WARRANTIES. Except as otherwise expressly provided herein, Subsublessor does not make any representations or warranties of Sublessor under the Prime Sublease and does not undertake to perform or observe any of the terms, covenants and conditions on the part of Sublessor to be performed or observed, but Subsublessor agrees to use its best efforts to cause Sublessor under the Prime Sublease to perform or observe such terms, covenants and conditions; provided, however, Subsublessor shall not be obligated to institute any judicial action or proceeding against Sublessor or enforce performance or observance by Sublessor of such terms, covenants and conditions.

         9. SUBSUBLESSOR'S PERFORMANCE.

         (a) The performance by Subsublessor of its obligations under the Prime Sublease shall, for all purposes of this Subsublease, be deemed to be the performance of such obligations by Subsublessor of the Prime Sublease incorporated herein by reference, and Subsublessor's obligations herein shall be limited to the extent to which such obligations are performed by Sublessor under the Prime Sublease. Subsublessor warrants that to the best of Subsublessor's knowledge neither Sublessor nor Subsublessor is in default under the Prime Sublease and no condition exists which with the passage of time or the giving of notice or both would constitute a default. Subsublessor warrants that the copy of the Prime Sublease attached hereto as Exhibit "A" is a true and complete copy of the Prime Sublease and Subsublessor has not assigned its interest in the Prime Sublease. Subsublessor shall send to Subsublessee copies of any notices of default sent by Sublessor to Subsublessor with respect to the Prime Sublease.

         (b) Subsublessor hereby grants to Subsublessee the right to deal directly with the Sublessor to seek performance of all Sublessor's obligations under the Prime Sublease, insofar as such obligations relate to the Subsubleased Premises. Subsublessor will cooperate with Subsublessee in attempting to obtain such performance by Sublessor, which cooperation may include, in the case of a material default by Sublessor that is not otherwise remedied, cooperating in any legal action against Sublessor brought by Subsublessee. Subsublessor shall not terminate the Prime Sublease or mutually agree with the Sublessor to rescind the Prime Sublease, except as permitted under this Subsublease and except for any action which is accomplished in a manner that Subsublessee's rights and obligations to the Subsubleased Premises are not adversely affected. Subsublessor shall not modify or amend any of the terms of the Prime Sublease if such amendment or modification adversely affects any of Subsublessee's rights hereunder or increases any of the Subsublessee's obligations hereunder. So long as Subsublessee is not in default hereunder, Subsublessor shall not cause any material default to occur under the Prime Sublease which if not cured would adversely affect any of Subsublessee's rights hereunder or increase any of Subsublessee's obligations hereunder.

         10. TIME FOR REQUIRED ACTIONS. Whenever any provision of the Prime Sublease which has been incorporated herein by reference requires Subsublessor to take any action relating to the Subsubleased Premises within a certain period of time after notice from Sublessor, then, upon notice from Subsublessor to Subsublessee, Subsublessee shall take such action within said certain period of time.

         11. ASSIGNMENT OR SUBSUBLEASE. Subsublessee shall not assign this Subsublease, or any part thereof, or further sublet all or any part of the Subsubleased Premises.

         12. SECURITY DEPOSIT. No security deposit shall be required.

         13. CONFLICT OR INCONSISTENCY. In case of any conflict or inconsistency between the provisions of the Prime Sublease and those of this Subsublease the provisions hereof shall, as between the Subsublessor and Subsublessee, control.

         14. PARKING.

         (a) On the Initial Term Commencement Date until May 31, 1999 Subsublessee shall be entitled to use, no parking spaces at the Office Building to which Subsublessor is presently entitled under the terms of the Prime Sublease.

         (b) On the Term Commencement Date until April 30, 2000, Subsublessee shall be entitled to use, at no additional charge parking spaces at the Office Building equal to one-half (1/2) of the number of parking spaces to which Subsublessor is presently entitled under the terms of the Prime Sublease. Of these spaces, eight (8) shall be reserved covered spaces to be designated by Sublessor.

         15. SIGNAGE. Upon occupancy of the Fourth Floor by Subsublessee, Subsublessee will have the right to place no more than two (2) signs, displaying Subsublessee's name, on the North and East external walls of the Office Building in those locations currently displaying Subsublessor's signage. Such signs shall be substituted in lieu of Subsublessor's currently-displayed signs. The size, design and content of the signs shall be subject to Overlandlord's review and approval prior to installation. All costs of design, installation and maintenance of the signs shall be borne by Subsublessee, and Subsublessee shall be responsible for obtaining such municipal permit, if any, as may be needed to permit the installation of such signs. At the termination of this Subsublease, Subsublessee shall, at Subsublessee's sole cost, remove such signs and Subsublessee shall be responsible for all costs necessary to repair any damage to the exterior of the Office Building arising as a result of the installation, maintenance or removal of Subsublessee's signs.

         16. ENTIRE AGREEMENT. This Subsublease contains the entire agreement between the parties hereto. This Subsublease may be modified only by an agreement in writing signed by the authorized representatives of Subsublessor and Subsublessee. Subsublessor and Subsublessee hereby expressly declare that no representations have been made other than those expressly set forth herein.

         17. BROKERS. Each party hereto represents and warrants to the other that it has dealt with no broker or agent in connection with the negotiations or the consummation of this Subsublease or any arrangements with respect thereto, except for Larkin Schmidt Weldenbaum Commercial Real Estate, operating on behalf of Subsublessor. Each party hereto agrees to indemnify and hold harmless the other against and from all liabilities and expenses (including, without limitation, counsel fees and disbursements in defending against such liabilities), which may accrue by reason of, on account of, or growing out of, or resulting from a breach by such party of such warranty and representation. Subsublessor hereby acknowledges and agrees that it is responsible for all commissions due and owing to Larkin Schmidt Weidenbaum Commercial Real Estate for this transaction.

         18. SUBLESSOR AND OVERLANDLORD'S CONSENT. This Subsublease is subject to approval by Sublessor and Overlandlord, and shall not become effective unless and until such approval is received.

         19. REPRESENTATION OF SUBSUBLESSOR: Subsublessor hereby represents and warrants unto Subsublessee that the Prime Sublease is current and in good standing and that Subsublessor shall continue to cause the Prime Sublease to remain current and in good standing during the term of this Subsublease.

         IN WITNESS WHEREOF, this Subsublease has been duly executed the day and year first above written.

WITNESSES:                           OMEGA RESEARCH, INC., a Florida corporation

/s/ Loren Costantino                 By: /s/ Marc J. Stone
-------------------------               -------------------------------------
                                        Its: VP
/s/ Mikki Blyskal
-------------------------


WITNESSES:                           TIGER DIRECT, INC., a Delaware corporation

/s/ Andrea Fongyee                   By: /s/ Gilbert Fiorentino
-------------------------               -------------------------------------
                                        Its: C.E.O.
/s/ [ILLEGIBLE]
-------------------------

                             CONSENT OF SUBLANDLORD

         The undersigned, Coastal Fuels Marketing, Inc., a Florida corporation ("Sublandlord"), as Sublandlord under the Prime Sublease (as such term is defined in that certain Subsublease dated as of December __, 1998 (the "Subsublease"), between Tiger Direct, Inc., a Delaware corporation as subsublessor ("Subsublessor"), and Omega Research, Inc., a Florida Corporation, as Subsublessee ("Subsublessee"), respecting the premises more particularly described therein (the "Subsublease Premises"), hereby consent to, in all respects, the Subsublease.

         Sublandlord acknowledges and consents to Subsublessee's payment of the rent due under the Subsublease directly to Sublandlord, and agrees to credit all such payments made by Subsublessee of rent under the Subsublease made directly to Sublandlord against the rental obligations due from Subsublessor to Sublandlord under the Prime Sublease.

         Sublandlord further agrees that, in the event a default shall occur by Subsublessor under the Prime Sublease, Sublandlord will deliver a copy of any notice of default to Subsublessee at the same time that such notice is delivered to Subsublessor. Notice to Subsublessee shall be deemed given if hand-delivered or mailed by certified mail (or reputable overnight courier service) to Subsublessee's premises at the 8700 West Flagler Building. Sublandlord further agrees that provided Subsublessee shall not be in default (beyond any applicable grace or curative period) in the performance of Subsublessee's obligations under the Subsublease, Sublandlord shall take no action and shall in no way or manner disturb the subsubtenancy of Subsublesee with respect to the Subsublease Premises.

         This Consent of Sublandlord is executed as of the 15th day of December, 1998.

                                   COASTAL FUELS MARKETING, INC., a Florida
                                   Corporation


                                   By: /s/ Andrew C. McIntosh
                                     -------------------------------------
                                     Name: Andrew C. McIntosh
                                     Title: Vice President

                            CONSENT OF OVERLANDLORD

         The undersigned, Nationwide Theaters West Flagler, L.L.C., (Overlandlord) as successor in ownership to 8700 Flagler, Ltd, a Florida limited partnership, by and through its managing agent, The Allen Morris Commercial Real Estate Services Company, hereby joins in and consents to, in all respects, the foregoing Subsublease dated as of December 4, 1998 (the "Subsublease"), between Tiger Direct, Inc., a Delaware corporation, as subsublessor and Omega Research, Inc., a Florida corporation, as subsublessee ("Subsublessee"), respecting the premises more particularly described therein (the "Subsublease Premises").

         This Consent of Overlandlord is executed as of the 3 Day of February, 1999.

                                   NATIONWIDE THEATERS WEST FLAGLER,
                                   L.L.C.,


                                   By: The Allen Morris Commercial Real Estate
                                       Services Company, as managing agent


                                   By:/s/ Paul L. White
                                     -------------------------------------
                                     Name:  Paul L. White
                                     Title: President

                            THE ALLEN MORRIS COMPANY
    MIAMI, FT. LAUDERDALE, WEST PALM BEACH, FT. MYERS, TAMPA, JACKSONVILLE,
                         TALLAHASSEE, ORLANDO, ATLANTA

                        MODIFICATION OF LEASE AGREEMENT

THIS MODIFICATION OF LEASE AGREEMENT, made and entered into as of the 22nd day of February, 1999, by and between Nationwide Theaters West Flagler, L.L.C., a Delaware limited liability company, as successor in interest to 8700 West Flagler, Ltd., a Florida limited partnership, whose address for purposes hereof is 1000 Brickell Avenue, 12th Floor, Miami, Florida 33131, hereinafter called "Landlord" and Omega Research, Inc., a Florida corporation, whose address for purposes herein is 8700 W. Flagler Street, Suite 250, Miami, Florida 33174, hereinafter called "Tenant".

                                  WITNESSETH:

         WHEREAS, Landlord has leased to Tenant approximately 17,289 square feet of Net Rentable Area on the Second (2nd) Floor of The 8700 Flagler Building under Lease Agreement dated August 8, 1996 (hereinafter referred to as the "Lease Agreement") commencing December 1, 1996 and terminating May 31, 2002; and

         WHEREAS, by Memorandum of Commencement Date dated February 4, 1997, the parties changed and amended the commencement date to February 17, 1997 and expiration date to August 16, 2002; and

         WHEREAS, Tenant desires to expand the Leased Premises and Landlord is willing to grant said expansion,

         NOW, THEREFORE, Landlord and Tenant do hereby agree to modify the foregoing Lease Agreement as follows:

1. All capitalized terms used herein shall have the same meaning as the capitalized terms in the Lease Agreement. In the event of any conflict between the terms of this Modification of Lease Agreement and the Lease Agreement then the terms of this Modification shall control.

2. LEASED PREMISES: That commencing May 1, 2000, the Leased Premises shall be modified and amended to hereby incorporate an additional 34,725 square feet of Net Rentable area consisting of the entire Fourth (4th) Floor of the Building (see Exhibit "A") (referred to hereinafter as "Expansion Space") for a total Net Rentable Area of 52,014 square feet in the Building.

3. BASE RENTAL FOR EXPANSION SPACE: That commencing May 1, 2000, Tenant agrees to pay Landlord the additional Base Rental of One Million Five Hundred Eighty Thousand Two Hundred Twenty and 96/100 Dollars ($1,580,220.96) plus applicable sales tax for the Expansion Space at the rates and amounts outlined below in accordance with the terms and conditions of the Lease Agreement herewith:

--------------------------------------------------------------------------------
                                  BASE RENTAL     MONTHLY       ANNUAL BASE
PERIOD             TERM             RATES       INSTALLMENTS       RENTAL
--------------------------------------------------------------------------------
Year 1        05/01/00-04/30/01    $19.50        $56,428.13      $677,137.56
(12 months)
--------------------------------------------------------------------------------
Year 2        05/01/01-04/30/02    $20.00        $57,875.00      $694,500.00
(12 months)
--------------------------------------------------------------------------------
Year 3        05/01/02-08/16/02    $20.50        $59,321.88      $208,583.40
(3.5 months)
--------------------------------------------------------------------------------
                                                 TOTAL BASE
                                                 RENTAL:       $1,580,220.96
--------------------------------------------------------------------------------

The total Base Rental for the total Net Rentable Area including 17,289 square feet of Net Rentable Area on the Second Floor and the Expansion Space of 34,725 square feet of Net Rentable Area on the Fourth Floor for the period May 1, 2000 through August 16, 2002 shall be Two Million One Hundred Fifty-One Thousand Four Hundred Seventy Eight and 48/100 Dollars ($2,151,478.48) plus applicable sales tax.

4. TENANT IMPROVEMENTS: Tenant shall complete improvements to the Expansion Space in accordance with plans and specifications to be approved by both Landlord and Tenant, Landlord's approval not to be unreasonably withheld or delayed. Landlord shall provide an allowance of $173,625 which is calculated based upon $5.00 per square foot of Net Rentable Area for improvements for finishing the Expansion Space. Said allowance shall be payable fifty (50%) percent on May 1, 2000, upon presentation of paid invoices and releases of liens equal to or greater than 50% of said allowance or 50% of the total cost of the work, whichever is less. The remaining fifty (50%) percent shall be paid upon presentation of paid invoices and releases of liens equal to or greater than 100% of said allowance or 100% of the total cost of the work, whichever is less.

5. ADDITIONAL RENT: Effective May 1, 2000, for the purpose of calculating Operating Expenses and Impositions, the provisions of Paragraph 4 of the Lease Agreement the Base Year for the Expansion space shall be 2000; and the Tenants' Proportionate Share for the Expansion Space shall be .2644. The provisions of Paragraph 4 of the Lease Agreement shall remain the same for the original 17,289 square feet of Net Rentable Area on the Second Floor.

6. PARKING SPACES: Effective May 1, 2000, Landlord shall provide 128 parking spaces to Tenant on a non-reserved basis for the Expansion space. Landlord shall also provide an additional 12 covered parking spaces to Tenant on a reserved basis for the Expansion Space as identified on Exhibit "B" attached hereto and made a part hereof. If at any time during the Term, a tenant, occupying 25% of the Building, other than State of Florida Department of Transportation Division of Finance and Administration Bureau of Office of Toll Operations or OceanBank of Miami, is permitted to mark its parking spaces reserved, not counting any covered spaces which are permitted to be marked, and such tenant's total number of reserved parking spaces is greater, as a percentage of such tenant's total use of the parking facilities, than Omega Research's number of marked parking spaces, then Omega Research shall be entitled to mark an equal number as a percentage of Omega Research's total parking spaces under the Lease.

7. EXTERIOR SIGNAGE: Anything to the contrary notwithstanding in Paragraph 36 of the Lease Agreement, effective July 1, 1999, Tenant shall be permitted at its sole cost and expense to construct and erect exterior signage, up to two (2) signs, for Tenant to be located near the top of the north and east sides of the Building or a more centered location near the top of the Building. The design and placement of Tenant's signage shall be subject to Landlord's written approval not to be unreasonably withheld or delayed and subject to applicable governmental statutes, ordinances and regulations. Tenant shall maintain and fully insure, under a comprehensive, all risk policy, said signs and keep them in good repair. Landlord shall have the right to relocate said signage at any time during the Term at Landlord's expense if, and only if and at such time as Tenant has, after giving effect to this Modification of Lease Agreement, fewer than 34,725 square feet of Net Rentable Area and is not the Building's largest Tenant in terms of Net Rentable Area leased.*

8. WAIVER OF DEFENSES & CLAIMS: Tenant does hereby confirm and ratify that, as of the date hereof, the Lease Agreement is in good standing in full force and effect, and that Tenant has no defenses, setoffs, counterclaims or cross claims against Landlord.

9. APPLICATION OF LEASE AGREEMENT: All terms and conditions of the Lease Agreement shall remain in full force and effect and shall be equally applicable in all respects hereto, except as specifically and expressly modified or provided herein.

         IN WITNESS WHEREOF, the undersigned have executed this Modification of Lease Agreement as of the date first above written.

                             LANDLORD: Nationwide Theaters West Flagler,
                                       L.L.C., a Delaware limited liability
                                       company

                             By: The Allen Morris Commercial Real Estate
                                  Services Company, as Managing Agent

/s/ Loren H. Mongeon         By: /s/ PAUL L. WHITE
-----------------------         -------------------------------------------
                                     Paul L. White, President

/s/ [ILLEGIBLE]              Attest: /s/ MARY E. McEWIN
------------------------            ----------------------------------------

                             TENANT: Omega Research, Inc., a Florida
                                     corporation

WITNESSES:

/s/ Mikki Blyskal            By: /s/ MARC J. STONE
-----------------------         -------------------------------------------
                                     Marc J. Stone, Vice President & Secretary

/s/ Loren Costantino         Attest:
------------------------            ----------------------------------------

* At the termination of the Lease, Tenant shall remove said signs and repair any damage to the Building caused by their removal. This right to exterior signage is not transferable to any successor, assignee or subtenant.

                                  EXHIBIT "A"

THIS MODIFICATION OF LEASE AGREEMENT, made and entered into as of the 22nd day of February, 1999, by and between, Nationwide Theaters West Flagler, L.L.C., a Delaware limited liability company, as successor in interest to 8700 West Flagler, Ltd., a Florida limited partnership, whose address for purposes hereof is 1000 Brickell Avenue, 12th Floor, Miami, Florida 33131, hereinafter called "Landlord" and Omega Research, Inc., a Florida corporation, covering Expansion Space approximately 34,725 net rentable square feet consisting of the entire Fourth Floor of the building known as The 8700 Flagler Building, located at 8700
W. Flagler Street, Miami, Dade County, Florida 33174.

                              [FOURTH FLOOR PLAN]

                                  EXHIBIT "B"

THIS MODIFICATION OF LEASE AGREEMENT, made and entered into as of the 22nd day of February, 1999, by and between, Nationwide Theaters West Flagler, L.L.C., a Delaware limited liability company, as successor in interest to 8700 West Flagler, Ltd., a Florida limited partnership, whose address for purposes hereof is 1000 Brickell Avenue, 12th Floor, Miami, Florida 33131, hereinafter called "Landlord" and Omega Research, Inc., a Florida corporation, covering Expansion Space approximately 34,725 net rentable square feet consisting of the entire Fourth Floor of the building known as The 8700 Flagler Building, located at 8700
W. Flagler Street, Miami, Dade County, Florida 33174.

                          [FOUR STORY OFFICE BUILDING
                                    PHASE I]